The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2021 Results

Cincinnati, February 15, 2022 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Fourth-quarter 2021 net income of $1.470 billion, or $9.04 per share, compared with net income of $1.049 billion, or $6.47 per share, in the fourth quarter of 2020, after recognizing a $1.113 billion fourth-quarter 2021 after-tax increase in the fair value of equity securities still held.
•Full-year 2021 net income of $2.946 billion, or $18.10 per share, compared with $1.216 billion, or $7.49 per share, in 2020.
•$58 million or 22% increase in fourth-quarter 2021 non-GAAP operating income* to $320 million, or $1.97 per share, compared with $262 million, or $1.61 per share, in the fourth quarter of last year.
•$510 million or 96% increase in full-year 2021 non-GAAP operating income to $1.043 billion, or $6.41 per share, up from $533 million, or $3.28 per share, with after-tax property casualty underwriting profit up $483 million.
•$421 million increase in fourth-quarter 2021 net income reflected the after-tax net effect of a $363 million increase in net investment gains and a $55 million increase in after-tax property casualty underwriting profit.
•$81.72 book value per share at December 31, 2021, up $14.68 or 21.9% since year-end 2020.
•25.7% value creation ratio for full-year 2021, compared with 14.7% for 2020.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenue Data
Earned premiums	$1,676	$1,520	10	$6,482	$5,980	8
Investment income, net of expenses	186	172	8	714	670	7
Total revenues	3,323	2,694	23	9,630	7,536	28
Income Statement Data
Net income	$1,470	$1,049	40	$2,946	$1,216	142
Investment gains and losses, after-tax	1,150	787	46	1,903	683	179
Non-GAAP operating income*	$320	$262	22	$1,043	$533	96
Per Share Data (diluted)
Net income	$9.04	$6.47	40	$18.10	$7.49	142
Investment gains and losses, after-tax	7.07	4.86	45	11.69	4.21	178
Non-GAAP operating income*	$1.97	$1.61	22	$6.41	$3.28	95

Book value				$81.72	$67.04	22
Cash dividend declared	$0.63	$0.60	5	$2.52	$2.40	5
Diluted weighted average shares outstanding	162.5	162.1	0	162.7	162.4	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 4Q21 Release 1

Insurance Operations Highlights
•84.2% fourth-quarter 2021 property casualty combined ratio, improved from 87.3% for the fourth quarter of 2020. Full-year 2021 property casualty combined ratio at 88.3%, with net written premiums up 10%.
•10% growth in fourth-quarter 2021 net written premiums, largely due to price increases and premium growth initiatives.
•$212 million fourth-quarter 2021 property casualty new business written premiums. Agencies appointed since the beginning of 2020 contributed $19 million or 9% of total fourth-quarter new business written premiums.
•$9 million of fourth-quarter 2021 life insurance subsidiary net income, down $6 million from the same period in 2020, and 8% growth in fourth-quarter 2021 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•8% or $14 million increase in fourth-quarter 2021 pretax investment income, including 14% growth for stock portfolio dividends and 4% growth in interest income.
•15% full-year increase in fair value of total investments at December 31, 2021, including a 28% increase for the stock portfolio and a 6% increase for the bond portfolio.
•$5.053 billion parent company cash and marketable securities at year-end 2021, up 34% from a year ago.

Finishing 2021 Strong
Steven J. Johnston, chairman, president and chief executive officer, commented: “Non-GAAP operating income finished the year strong, increasing 96% to $1.043 billion, compared with year-end 2020. Net income continued its pattern of wide swings as the effects of a robust equity market pushed it to nearly $3 billion at the end of the year, more than double our 2020 result.

“The communities we serve through our insurance business saw a high number of weather-related catastrophes near the end of 2021, including a storm system that left a wide path of destruction across the Midwest in December. While no one likes to witness the pain and destruction these events bring, it is when our field claims representatives shine, delivering support to our policyholders and agents with empathy and warmth.

“When catastrophes strike, we must have the financial strength to respond quickly and fairly. That desire to be ready to serve those who need us led to our multifaceted approach to refine our pricing precision, including increasing loss control reviews, improving pricing segmentation and adding third-party data sources – enhancing financial strength over time. We believe these long-term initiatives are on the right track as our full-year 2021 combined ratio improved 9.8 points to 88.3% compared with year-end 2020.

“We continued our record of overall favorable reserve development for a 33rd consecutive year. Net favorable reserve development on prior accident years benefited our fourth-quarter and full-year combined ratios by 6 points and 7 points, respectively.

Recognizing our financial strength, our consistently positive growth and profitability and our strong agency relationships, A.M. Best Co., a leading credit rating agency specializing in the insurance industry, recently affirmed our A+ (Superior) rating. Only the top approximately 12% of insurer groups qualify for Superior ratings from A.M. Best.”

Focused, Profitable Growth
“Diversification and a firm belief in our underwriting models and expertise are allowing us to grow with confidence. For the first time, full-year property casualty net written premiums exceeded $6 billion. New and renewal business written through independent agencies grew year over year for each of our property casualty insurance segments. For our life insurance segment, earned premiums rose 3%.

“Our profitable growth is the result of focused execution of our strategic initiatives to enter new product lines and marketing territories and to slowly expand our independent agency force. During the fourth quarter, 2021 net written premiums from our excess and surplus lines operation, launched in 2008, surpassed the $400 million mark. Our initiatives to attract more of our agents' high net worth clients and to grow Cincinnati Re® continued as planned, both increasing property casualty net written premiums.”

Book Value at Record High
“At December 31, our book value again reached a record high, increasing 22% since December 31, 2020, to $81.72. Consolidated cash and total investments reached nearly $26 billion. Our ample capital allows us to execute on our long-term strategies and, at the same time continue to pay dividends to shareholders. Our value creation ratio for 2021, which considers the dividends we pay as well as growth in book value, was 25.7%, ahead of our 10% to 13% average annual target for this measure.”
                                             CINF 4Q21 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$1,599	$1,449	10	$6,184	$5,691	9
Fee revenues	2	2	0	10	9	11
Total revenues	1,601	1,451	10	6,194	5,700	9

Loss and loss expenses	855	829	3	3,596	3,837	(6)
Underwriting expenses	490	435	13	1,867	1,744	7
Underwriting profit	$256	$187	37	$731	$119	514

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	53.5%	57.3%	(3.8)	58.1%	67.4%	(9.3)
Underwriting expenses	30.7	30.0	0.7	30.2	30.7	(0.5)
Combined ratio	84.2%	87.3%	(3.1)	88.3%	98.1%	(9.8)

			% Change			% Change
Agency renewal written premiums	$1,238	$1,145	8	$5,091	$4,740	7
Agency new business written premiums	212	185	15	897	799	12
Other written premiums	84	64	31	491	325	51
Net written premiums	$1,534	$1,394	10	$6,479	$5,864	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.9%	54.4%	0.5	56.0%	57.0%	(1.0)
Current accident year catastrophe losses	4.6	5.7	(1.1)	9.1	12.7	(3.6)
Prior accident years before catastrophe losses	(5.0)	(1.8)	(3.2)	(5.9)	(1.7)	(4.2)
Prior accident years catastrophe losses	(1.0)	(1.0)	0.0	(1.1)	(0.6)	(0.5)
Loss and loss expense ratio	53.5%	57.3%	(3.8)	58.1%	67.4%	(9.3)

Current accident year combined ratio before
catastrophe losses	85.6%	84.4%	1.2	86.2%	87.7%	(1.5)

•10% growth for both fourth-quarter and full-year 2021 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. Contributions to growth from Cincinnati Re® were 1% for the fourth quarter and 3% for full-year 2021.
•15% and 12% increase in fourth-quarter and full-year 2021 new business premiums written by agencies, compared with a year ago. The full-year increase included a $50 million increase in standard market property casualty production from agencies appointed since the beginning of 2020.
•214 new agency appointments in full-year 2021, including 59 that market only our personal lines products.
•3.1 percentage-point fourth-quarter 2021 combined ratio improvement, including a decrease of 1.1 points for losses from catastrophes.
•9.8 percentage-point improvement in full-year 2021 combined ratio, compared with 2020, including a decrease of 4.1 points for losses from catastrophes.
•6.0 and 7.0 percentage-point fourth-quarter and full-year 2021 benefit from favorable prior accident year reserve development of $97 million and $428 million, compared with 2.8 points or $40 million for fourth-quarter 2020 and 2.3 points or $131 million of favorable development for full-year 2020.
•1.0 percentage-point improvement, to 56.0%, for the full-year 2021 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 1.5 points in the ratio for current accident year losses of $1 million or more per claim.
•0.5 percentage-point decrease in the full-year 2021 underwriting expense ratio, primarily due to ongoing expense management efforts and premium growth outpacing growth in other expenses.
                                             CINF 4Q21 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$947	$878	8	$3,674	$3,476	6
Fee revenues	1	—	nm	4	3	33
Total revenues	948	878	8	3,678	3,479	6

Loss and loss expenses	506	512	(1)	1,940	2,336	(17)
Underwriting expenses	301	270	11	1,140	1,079	6
Underwriting profit	$141	$96	47	$598	$64	834

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	53.4%	58.4%	(5.0)	52.8%	67.3%	(14.5)
Underwriting expenses	31.8	30.8	1.0	31.0	31.0	0.0
Combined ratio	85.2%	89.2%	(4.0)	83.8%	98.3%	(14.5)

			% Change			% Change
Agency renewal written premiums	$809	$759	7	$3,334	$3,122	7
Agency new business written premiums	135	113	19	571	515	11
Other written premiums	(24)	(32)	25	(94)	(103)	9
Net written premiums	$920	$840	10	$3,811	$3,534	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.5%	58.8%	(1.3)	57.8%	59.2%	(1.4)
Current accident year catastrophe losses	4.0	3.8	0.2	4.6	10.8	(6.2)
Prior accident years before catastrophe losses	(6.8)	(3.5)	(3.3)	(8.4)	(2.3)	(6.1)
Prior accident years catastrophe losses	(1.3)	(0.7)	(0.6)	(1.2)	(0.4)	(0.8)
Loss and loss expense ratio	53.4%	58.4%	(5.0)	52.8%	67.3%	(14.5)

Current accident year combined ratio before
catastrophe losses	89.3%	89.6%	(0.3)	88.8%	90.2%	(1.4)

•10% and 8% growth in fourth-quarter and full-year 2021 commercial lines net written premiums, including price increases, growth initiatives and a higher level of insured exposures. Fourth-quarter and full-year 2021 commercial lines average renewal pricing increased in the mid-single-digit percent range, with the fourth-quarter increase higher than third-quarter 2021.
•19% or $22 million increase in fourth-quarter 2021 new business written premiums, as we continue to carefully underwrite each policy in a highly competitive market.
•11% or $56 million increase in full-year 2021 new business written by agencies, including $41 million from agencies appointed since the beginning of 2020.
•4.0 percentage-point fourth-quarter 2021 combined ratio improvement, including a decrease of 0.4 points for losses from catastrophes.
•14.5 percentage-point improvement in the full-year 2021 combined ratio, including a decrease of 7.0 points for losses from catastrophes.
•8.1 and 9.6 percentage-point fourth-quarter and full-year 2021 benefit from favorable prior accident year reserve development of $77 million and $353 million, compared with 4.2 points or $36 million for fourth-quarter 2020 and 2.7 points or $95 million of favorable development for full-year 2020.
•1.4 percentage-point improvement, to 57.8%, for the full-year 2021 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 2.2 points in the ratio for current accident year losses of $1 million or more per claim.
                                             CINF 4Q21 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$396	$373	6	$1,542	$1,463	5
Fee revenues	1	1	0	4	4	0
Total revenues	397	374	6	1,546	1,467	5

Loss and loss expenses	197	195	1	992	977	2
Underwriting expenses	119	108	10	457	443	3
Underwriting profit	$81	$71	14	$97	$47	106

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	49.9%	52.3%	(2.4)	64.3%	66.8%	(2.5)
Underwriting expenses	30.1	29.0	1.1	29.7	30.3	(0.6)
Combined ratio	80.0%	81.3%	(1.3)	94.0%	97.1%	(3.1)

			% Change			% Change
Agency renewal written premiums	$342	$317	8	$1,434	$1,364	5
Agency new business written premiums	50	45	11	202	174	16
Other written premiums	(10)	(8)	(25)	(42)	(35)	(20)
Net written premiums	$382	$354	8	$1,594	$1,503	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	48.4%	46.3%	2.1	53.4%	52.1%	1.3
Current accident year catastrophe losses	5.3	3.4	1.9	14.2	16.0	(1.8)
Prior accident years before catastrophe losses	(3.1)	2.6	(5.7)	(2.8)	(0.7)	(2.1)
Prior accident years catastrophe losses	(0.7)	0.0	(0.7)	(0.5)	(0.6)	0.1
Loss and loss expense ratio	49.9%	52.3%	(2.4)	64.3%	66.8%	(2.5)

Current accident year combined ratio before
catastrophe losses	78.5%	75.3%	3.2	83.1%	82.4%	0.7

•8% and 6% growth in fourth-quarter and full-year 2021 personal lines net written premiums, largely due to higher renewal written premiums that benefited from rate increases. Full-year 2021 net written premiums from our agencies’ high net worth clients grew 28%, to $663 million.
•11% and 16% increase in fourth-quarter and full-year 2021 new business premiums written by agencies, compared with a year ago, largely reflecting expanded use of pricing precision tools.
•1.3 percentage-point improvement in the fourth-quarter 2021 combined ratio, despite an increase of 1.2 points from losses from catastrophes.
•3.1 percentage-point improvement in the full-year 2021 combined ratio, including a decrease for losses from catastrophes of 1.7 points.
•3.8 and 3.3 percentage-point fourth-quarter and full-year 2021 benefit from favorable prior accident year reserve development of $15 million and $50 million, compared with unfavorable prior reserve development of 2.6 points or $10 million for fourth-quarter 2020 and favorable development of 1.3 points or $18 million for full-year 2020.
•1.3 percentage-point increase, to 53.4%, for the full-year 2021 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.6 points in the ratio for current accident year losses of $1 million or more per claim.

                                             CINF 4Q21 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$109	$87	25	$398	$325	22
Fee revenues	—	1	(100)	2	2	0
Total revenues	109	88	24	400	327	22

Loss and loss expenses	63	49	29	250	199	26
Underwriting expenses	27	24	13	106	94	13
Underwriting profit	$19	$15	27	$44	$34	29

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	58.1%	56.6%	1.5	62.8%	61.3%	1.5
Underwriting expenses	25.1	26.6	(1.5)	26.7	28.7	(2.0)
Combined ratio	83.2%	83.2%	0.0	89.5%	90.0%	(0.5)

			% Change			% Change
Agency renewal written premiums	$87	$69	26	$323	$254	27
Agency new business written premiums	27	27	0	124	110	13
Other written premiums	(6)	(4)	(50)	(21)	(16)	(31)
Net written premiums	$108	$92	17	$426	$348	22

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	56.0%	57.6%	(1.6)	60.3%	57.7%	2.6
Current accident year catastrophe losses	0.6	0.4	0.2	0.6	1.3	(0.7)
Prior accident years before catastrophe losses	1.2	(1.5)	2.7	1.9	2.1	(0.2)
Prior accident years catastrophe losses	0.3	0.1	0.2	0.0	0.2	(0.2)
Loss and loss expense ratio	58.1%	56.6%	1.5	62.8%	61.3%	1.5

Current accident year combined ratio before
catastrophe losses	81.1%	84.2%	(3.1)	87.0%	86.4%	0.6

•17% and 22% growth in fourth-quarter and full-year 2021 excess and surplus lines net written premiums, including fourth-quarter 2021 renewal price increases averaging near the low end of the high-single-digit percent range.
•Less than 1% decrease in fourth-quarter 2021 new business written premiums with full-year 2021 increasing 13%, reflecting a highly competitive market with fewer opportunities to write policies with annual premiums of $10,000 or more at pricing levels we believe are adequate and offsetting our additional marketing efforts.
•83.2% fourth-quarter 2021 combined ratio that matched strong operating performance for the year-ago period.
•0.5 percentage-point improvement in the full-year 2021 combined ratio, as lower ratios for underwriting expenses and catastrophe losses offset higher current accident year losses and loss expenses before catastrophes.
•1.5 percentage-point fourth-quarter 2021 unfavorable reserve development on prior accident years of $1 million, compared with a benefit from favorable reserve development of 1.4 points or $1 million for fourth-quarter 2020.
•1.9 percentage-point full-year 2021 unfavorable prior accident year reserve development of $7 million, compared with 2.3 points or $7 million of unfavorable development for full-year 2020.
•2.6 percentage-point increase, to 60.3%, for the full-year 2021 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 1.6 points in the ratio for current accident year losses of $1 million or more per claim.
                                             CINF 4Q21 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Term life insurance	$54	$50	8	$210	$197	7
Universal life insurance	11	10	10	39	44	(11)
Other life insurance and annuity products	12	11	9	49	48	2
Earned premiums	77	71	8	298	289	3
Investment income, net of expenses	41	40	3	166	158	5
Investment gains and losses, net	3	2	50	11	(27)	nm
Fee revenues	2	1	100	5	2	150
Total revenues	123	114	8	480	422	14
Contract holders’ benefits incurred	91	73	25	340	297	14
Underwriting expenses incurred	21	22	(5)	84	85	(1)
Total benefits and expenses	112	95	18	424	382	11
Net income before income tax	11	19	(42)	56	40	40
Income tax	2	4	(50)	12	8	50
Net income of the life insurance subsidiary	$9	$15	(40)	$44	$32	38

•$9 million or 3% increase in full-year 2021 earned premiums, including a 7% increase for term life insurance, our largest life insurance product line. Universal life insurance earned premiums can vary, including from changes in interest rate or other actuarial assumptions, and decreased 11% in 2021.
•$12 million or 38% increase in full-year 2021 life insurance subsidiary net income, largely reflecting investment losses resulting from impairments of fixed-maturity securities during the first quarter of 2020, partially offset by less favorable mortality experience in 2021 due largely to higher pandemic-related death claims.
•$25 million or 2% full-year 2021 decrease to $1.392 billion in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from a decrease in unrealized investment gains partially offset by net income.

                                             CINF 4Q21 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Investment income, net of expenses	$186	$172	8	$714	$670	7
Investment interest credited to contract holders’	(26)	(25)	(4)	(105)	(102)	(3)
Investment gains and losses, net	1,455	997	46	2,409	865	178
Investment profit	$1,615	$1,144	41	$3,018	$1,433	111

Investment income:
Interest	$121	$116	4	$477	$455	5
Dividends	67	59	14	246	220	12
Other	1	1	0	5	8	(38)
Less investment expenses	3	4	(25)	14	13	8
Investment income, pretax	186	172	8	714	670	7
Less income taxes	29	27	7	111	104	7
Total investment income, after-tax	$157	$145	8	$603	$566	7

Investment returns:
Average invested assets plus cash and cash equivalents	$24,219	$20,873		$23,215	$20,670
Average yield pretax	3.07%	3.30%		3.08%	3.24%
Average yield after-tax	2.59	2.78		2.60	2.74
Effective tax rate	15.5%	15.4%		15.5%	15.5%
Fixed-maturity returns:
Average amortized cost	$12,132	$11,293		$11,771	$11,210
Average yield pretax	3.99%	4.11%		4.05%	4.06%
Average yield after-tax	3.32	3.43		3.37	3.39
Effective tax rate	16.9%	16.6%		16.8%	16.6%

•$14 million or 8% rise in fourth-quarter 2021 pretax investment income, including 14% growth in equity portfolio dividends and 4% growth in interest income.
•$1.373 billion fourth-quarter and $2.175 billion full-year 2021 pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Investment gains and losses on equity securities sold, net	$(2)	$4	$4	$79
Unrealized gains and losses on equity securities still held, net	1,409	971	2,278	841
Investment gains and losses on fixed-maturity securities, net	10	7	30	(65)
Other	38	15	97	10
Subtotal - investment gains and losses reported in net income	1,455	997	2,409	865
Change in unrealized investment gains and losses - fixed maturities	(82)	142	(234)	436
Total	$1,373	$1,139	$2,175	$1,301

                                             CINF 4Q21 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2021	2020
Total investments	$24,666	$21,542
Total assets	31,387	27,542
Short-term debt	54	54
Long-term debt	789	788
Shareholders’ equity	13,105	10,789
Book value per share	81.72	67.04
Debt-to-total-capital ratio	6.0%	7.2%

•$25.805 billion in consolidated cash and invested assets at December 31, 2021, up 15% from $22.442 billion at year-end 2020.
•$13.022 billion bond portfolio at December 31, 2021, with an average rating of A3/A. Fair value increased $114 million or 1% during the fourth quarter of 2021.
•$11.315 billion equity portfolio was 45.9% of total investments, including $7.194 billion in appreciated value before taxes at December 31, 2021. Fourth-quarter 2021 increase in fair value of $1.428 billion or 14%.
•$8.23 fourth-quarter 2021 increase in book value per share, including an addition of $1.99 from net income before investment gains and $6.58 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, and $0.29 for other items and $0.63 from dividends declared to shareholders.
•Value creation ratio of 25.7% for full-year 2021, including 9.7% from net income before investment gains, which includes underwriting and investment income, 15.3% from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, including positive 16.8% from our stock portfolio and negative 1.5% from our bond portfolio, in addition to positive 0.7% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 4Q21 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2020 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 34.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
◦The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
◦The number of policyholders that will ultimately submit claims or file lawsuits
◦The lack of submitted proofs of loss for allegedly covered claims
◦Judicial rulings in similar litigation involving other companies in the insurance industry
◦Differences in state laws and developing case law
◦Litigation trends, including varying legal theories advanced by policyholders
◦Whether and to what degree any class of policyholders may be certified
◦The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, terrorism incidents, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit our ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
                                             CINF 4Q21 Release 10

•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
◦Downgrades of our financial strength ratings
◦Concerns that doing business with us is too difficult
◦Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
                                             CINF 4Q21 Release 11

•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *
                                             CINF 4Q21 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2021	2020
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2021—$12,230; 2020—$11,312)	$13,022	$12,338
Equity securities, at fair value (cost: 2021—$4,121; 2020—$3,927)	11,315	8,856
Other invested assets	329	348
Total investments	24,666	21,542
Cash and cash equivalents	1,139	900
Investment income receivable	144	136
Finance receivable	98	95
Premiums receivable	2,053	1,879
Reinsurance recoverable	570	517
Prepaid reinsurance premiums	78	65
Deferred policy acquisition costs	905	805
Land, building and equipment, net, for company use (accumulated depreciation: 2021—$303; 2020—$285)	205	213
Other assets	570	438
Separate accounts	959	952
Total assets	$31,387	$27,542
Liabilities
Insurance reserves
Loss and loss expense reserves	$7,305	$6,746
Life policy and investment contract reserves	3,014	2,915
Unearned premiums	3,271	2,960
Other liabilities	1,092	982
Deferred income tax	1,744	1,299
Note payable	54	54
Long-term debt and lease obligations	843	845
Separate accounts	959	952
Total liabilities	18,282	16,753

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2021 and 2020—500 million shares; issued: 2021 and 2020—198.3 million shares)	397	397
Paid-in capital	1,356	1,328
Retained earnings	12,625	10,085
Accumulated other comprehensive income	648	769
Treasury stock at cost (2021— 38.0 million shares and 2020—37.4 million shares)	(1,921)	(1,790)
Total shareholders' equity	$13,105	$10,789
Total liabilities and shareholders' equity	$31,387	$27,542

                                             CINF 4Q21 Release 13

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenues
Earned premiums	$1,676	$1,520	$6,482	$5,980
Investment income, net of expenses	186	172	714	670
Investment gains and losses, net	1,455	997	2,409	865
Fee revenues	4	3	15	11
Other revenues	2	2	10	10
Total revenues	3,323	2,694	9,630	7,536

Benefits and Expenses
Insurance losses and contract holders’ benefits	946	902	3,936	4,134
Underwriting, acquisition and insurance expenses	511	457	1,951	1,829
Interest expense	14	14	53	54
Other operating expenses	6	5	20	20
Total benefits and expenses	1,477	1,378	5,960	6,037

Income Before Income Taxes	1,846	1,316	3,670	1,499

Provision for Income Taxes
Current	81	66	247	147
Deferred	295	201	477	136
Total provision for income taxes	376	267	724	283

Net Income	$1,470	$1,049	$2,946	$1,216

Per Common Share
Net income—basic	$9.14	$6.52	$18.29	$7.55
Net income—diluted	9.04	6.47	18.10	7.49

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in
                                             CINF 4Q21 Release 14

market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 4Q21 Release 15

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net income	$1,470	$1,049	$2,946	$1,216
Less:
Investment gains and losses, net	1,455	997	2,409	865
Income tax on investment gains and losses	(305)	(210)	(506)	(182)
Investment gains and losses, after-tax	1,150	787	1,903	683
Non-GAAP operating income	$320	$262	$1,043	$533

Diluted per share data:
Net income	$9.04	$6.47	$18.10	$7.49
Less:
Investment gains and losses, net	8.95	6.15	14.80	5.33
Income tax on investment gains and losses	(1.88)	(1.29)	(3.11)	(1.12)
Investment gains and losses, after-tax	7.07	4.86	11.69	4.21
Non-GAAP operating income	$1.97	$1.61	$6.41	$3.28

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net income of life insurance subsidiary	$9	$15	$44	$32
Investment gains and losses, net	3	2	11	(27)
Income tax on investment gains and losses	1	—	3	(6)
Non-GAAP operating income	7	13	36	53

Investment income, net of expenses	(41)	(40)	(166)	(158)
Investment income credited to contract holders'	26	25	105	102
Income tax excluding tax on investment gains and losses, net	1	4	9	14
Life insurance segment profit (loss)	$(7)	$2	$(16)	$11

                                             CINF 4Q21 Release 16

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,534	$920	$382	$108	$124
Unearned premiums change	65	27	14	1	23
Earned premiums	$1,599	$947	$396	$109	$147

Underwriting profit	$256	$141	$81	$19	$15

(Dollars in millions)	Twelve months ended December 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$6,479	$3,811	$1,594	$426	$648
Unearned premiums change	(295)	(137)	(52)	(28)	(78)
Earned premiums	$6,184	$3,674	$1,542	$398	$570

Underwriting profit (loss)	$731	$598	$97	$44	$(8)

(Dollars in millions)	Three months ended December 31, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,394	$840	$354	$92	$108
Unearned premiums change	55	38	19	(5)	3
Earned premiums	$1,449	$878	$373	$87	$111

Underwriting profit	$187	$96	$71	$15	$5

(Dollars in millions)	Twelve months ended December 31, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,864	$3,534	$1,503	$348	$479
Unearned premiums change	(173)	(58)	(40)	(23)	(52)
Earned premiums	$5,691	$3,476	$1,463	$325	$427

Underwriting profit (loss)	$119	$64	$47	$34	$(26)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.
                                             CINF 4Q21 Release 17

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Value creation ratio:
End of period book value*	$81.72	$67.04	$81.72	$67.04
Less beginning of period book value	73.49	60.57	67.04	60.55
Change in book value	8.23	6.47	14.68	6.49
Dividend declared to shareholders	0.63	0.60	2.52	2.40
Total value creation	$8.86	$7.07	$17.20	$8.89

Value creation ratio from change in book value**	11.2%	10.7%	21.9%	10.7%
Value creation ratio from dividends declared to shareholders***	0.9	1.0	3.8	4.0
Value creation ratio	12.1%	11.7%	25.7%	14.7%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 4Q21 Release 18